                                                                   EXHIBIT 10.25


================================================================================

                            STOCK PURCHASE AGREEMENT

                          DATED AS OF FEBRUARY 2, 2001


                                 BY AND BETWEEN


                                  PROBEX CORP.

                                       AND

                       UNITED INFRASTRUCTURE COMPANY, LLC

================================================================================

                                TABLE OF CONTENTS

SECTION                                                                               PAGE

1.       PURCHASE AND SALE OF COMMON STOCK...............................................2
         (a)      Purchase of Common Stock...............................................2
         (b)      Closing Dates..........................................................2
         (c)      Price Per Share Calculation............................................2
         (d)      Form of Payment........................................................3

2.       REPRESENTATIONS AND WARRANTIES OF INVESTOR......................................3
         (a)      Investment Purpose.....................................................3
         (b)      Accredited Investor Status.............................................3
         (c)      Reliance on Exemptions.................................................3
         (d)      Information............................................................3
         (e)      Governmental Review....................................................4
         (f)      Transfer or Resale.....................................................4
         (g)      Legends................................................................4
         (h)      Authorization; Enforcement.............................................5

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................5
         (a)      Organization and Qualification.........................................5
         (b)      Authorization; Enforcement.............................................5
         (c)      Capitalization.........................................................6
         (d)      Acknowledgement of Debt Obligation.....................................7
         (e)      Issuance of the Shares.................................................7
         (f)      No Conflicts...........................................................7
         (g)      SEC Documents; Financial Statements....................................8
         (h)      Undisclosed Liabilities................................................8
         (i)      Absence of Certain Changes.............................................9
         (j)      Absence of Litigation..................................................9
         (k)      Suppliers and Customers...............................................10
         (l)      Intellectual Property.................................................10
         (m)      No Materially Adverse Contracts.......................................11
         (n)      Tax Status............................................................11
         (o)      Certain Transactions..................................................11
         (p)      Disclosure............................................................12
         (q)      Acknowledgment Regarding Investor's Purchase of the Shares............12
         (r)      No Integrated Offering................................................12
         (s)      No Brokers............................................................12
         (t)      Permits; Compliance...................................................12
         (u)      Environmental Matters.................................................13
         (v)      Title to Property.....................................................13
         (w)      Insurance.............................................................13
         (x)      Internal Accounting Controls..........................................14
         (y)      Labor Relations.......................................................14
         (z)      Foreign Corrupt Practices.............................................14
         (aa)     Benefit Plans.........................................................14
         (bb)     No Manipulation of Stock..............................................14
         (cc)     Accountants...........................................................15
         (dd)     Contracts.............................................................15
         (ee)     Solvency..............................................................15
         (ff)     Investment Company....................................................15
         (gg)     Proprietary Information and Inventions Agreements.....................15

                                TABLE OF CONTENTS
                                  (CONTINUED)

SECTION                                                                                    PAGE

4.       COVENANTS OF THE COMPANY AND INVESTOR...............................................15
         (a)      Commercially Reasonable Efforts............................................15
         (b)      Form D; Blue Sky Laws......................................................15
         (c)      Reporting Status...........................................................15
         (d)      Use of Proceeds............................................................16
         (e)      Financial Information......................................................16
         (f)      Listing of the Shares......................................................16
         (g)      Corporate Existence........................................................16
         (h)      Business...................................................................16

5.       CONDITIONS TO THE COMPANY'S OBLIGATION AT CLOSING - SECOND TRANCHE INVESTMENT.......16
         (a)      Payment of Purchase Price..................................................16
         (b)      Execution of Strategic Alliance Agreement..................................17
         (c)      Accuracy of Representations................................................17
         (d)      Investor's Performance.....................................................17
         (e)      No Litigation..............................................................17

6.       CONDITIONS TO INVESTOR'S OBLIGATION AT CLOSING - SECOND TRANCHE INVESTMENT..........17
         (a)      Delivery of Strategic Alliance Agreement...................................17
         (b)      Delivery of Common Stock Certificates......................................17
         (c)      Delivery of Compliance Certificate.........................................17
         (d)      Accuracy of Representations................................................17
         (e)      The Company's Performance..................................................18
         (f)      No Proceedings.............................................................18
         (g)      No Claim Regarding Stock Ownership or Sale Proceeds........................18
         (h)      No Prohibition.............................................................18
         (i)      No Litigation..............................................................18
         (j)      Common Stock Trading.......................................................18
         (k)      Opinion of Counsel.........................................................18
         (l)      Blue Sky Law Filings.......................................................18
         (m)      Certificate of the Company's Transfer Agent................................19
         (n)      Other Documents............................................................19

7.       CONDITIONS TO COMPANY'S OBLIGATION AT CLOSING - THIRD TRANCHE INVESTMENT............19
         (a)      Payment of Purchase Price..................................................19
         (b)      Execution of EPC Agreement.................................................19
         (c)      Accuracy of Representations................................................19
         (d)      Investor's Performance.....................................................19
         (e)      No Litigation..............................................................19

8.       CONDITIONS TO investor's OBLIGATION at closing - third tranche investment...........19
         (a)      Execution of EPC Agreement.................................................20
         (b)      Delivery of Common Stock Certificates......................................20
         (c)      Delivery of Compliance Certificate.........................................20
         (d)      Satisfaction with Terms and Conditions of Wellsville Project Debt..........20
         (e)      Accuracy of Representations................................................20

                                TABLE OF CONTENTS
                                  (CONTINUED)

SECTION                                                                                    PAGE

         (f)      The Company's Performance..................................................20
         (g)      No Proceedings.............................................................20
         (h)      No Claim Regarding Stock Ownership or Sale Proceeds........................20
         (i)      No Prohibition.............................................................21
         (j)      No Litigation..............................................................21
         (k)      Common Stock Trading.......................................................21
         (l)      Opinion of Counsel.........................................................21
         (m)      Blue Sky Law Filings.......................................................21
         (n)      Certificate of the Company's Transfer Agent................................21
         (o)      Other Documents............................................................21

9.       FIRST TRANCHE ADJUSTMENT OBLIGATION OF THE COMPANY..................................21

10.      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION..............22
         (a)      Survival of Representations, Warranties and Covenants......................22
         (b)      Indemnification............................................................22
         (c)      Claims for Indemnification; Defense of Indemnified Claims..................22

11.      GENERAL PROVISIONS..................................................................23
         (a)      Governing Law..............................................................23
         (b)      Counterparts; Signatures by Facsimile......................................23
         (c)      Headings...................................................................23
         (d)      Severability...............................................................23
         (e)      Specific Performance.......................................................23
         (f)      Entire Agreement; Amendments...............................................23
         (g)      Notices....................................................................24
         (h)      Successors and Assigns.....................................................24
         (i)      Third Party Beneficiaries..................................................25
         (j)      Publicity..................................................................25
         (k)      Further Assurances.........................................................25
         (l)      Limited Recourse...........................................................25
         (m)      Waiver.....................................................................25
         (n)      No Strict Construction.....................................................25

EXHIBIT A         Form of Registration and Investor's Rights Agreement........................a
EXHIBIT B         Form of Additional Right to Purchase Agreement..............................b
EXHIBIT C         Disclosure Schedule.........................................................c

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement"), is made as of February 2, 2001, by and between Probex Corp., a Delaware corporation, with headquarters located at 13355 Noel Road, Suite 1200, Dallas, Texas 75240 (the "Company"), and United Infrastructure Company, LLC, a Delaware limited liability company ("Investor").

         WHEREAS, the Company is an energy technology company commercializing its proprietary re-processing technology (ProTerra(TM)), intended for the purification, recycling, and upgrading of used lubricating oils.

         WHEREAS, the Company is engaged in the early stages of developing its first domestic production facility, to be located in Wellsville, Ohio, which is intended to convert waste lubricating oils into premium base oils, fuel oil and asphalt flux or modifier (the "Wellsville Project").

         WHEREAS, Investor is an affiliate of Bechtel Enterprises Holdings, Inc., a Delaware corporation ("BEn"), which is an affiliate of Bechtel Corporation, a Nevada corporation ("Bechtel"). Bechtel is an investor in the Company and holds restricted shares of the Company's common stock.

         WHEREAS, the Company has entered into negotiations with Bechtel respecting a strategic alliance under which the Company would engage Bechtel for the engineering, procurement and construction of the Company's plant facilities, including the Wellsville Project.

         WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of October 12, 2000, Investor purchased Five Hundred Thousand (500,000) shares of the Company's common stock, par value $.001 per share (the "Common Stock") with a purchase price per share of Two Dollars ($2.00) (the "First Tranche Price Per Share"), for an aggregate purchase price of One Million Dollars ($1,000,000.00) (the "First Tranche Investment').

         WHEREAS, upon the terms and conditions set forth herein, the Company has authorized the issuance and sale of, and Investor wishes to purchase, additional shares of Common Stock, in two additional tranches, as set forth below.

         WHEREAS, the Company and Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

         WHEREAS, contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering (a) a Registration and Investor's Rights Agreement, in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws; and
(b) an Additional Right to Purchase Agreement, in the form attached hereto as Exhibit B (the "Additional Right to Purchase Agreement"), pursuant to which the Company has agreed to provide Investor with the opportunity to make additional equity investments in the Company in certain circumstances.

         NOW THEREFORE, the Company and Investor hereby agree as follows:

         1. PURCHASE AND SALE OF COMMON STOCK.

                  (a) Purchase of Common Stock. Subject to the terms, conditions and obligations of this Agreement, on the Closing Dates (as defined below), the Company shall issue and sell to Investor and Investor agrees to purchase from the Company, certain shares of Common Stock as described below in two separate tranches (the "Shares"), for an aggregate purchase price of One Million Dollars ($1,000,000.00) (the "Second Tranche Investment") and Three Million Dollars ($3,000,00.00) (the "Third Tranche Investment"), respectively (the "Purchase Price"), with a purchase price per Share and the resulting number of Shares to be issued to be determined in accordance with the formulae set forth in clause
(c) of this Section 1 (the "Price Per Share").

                  (b) Closing Dates. The completion of the purchase and sale of the Shares shall occur as follows:

                           (i) Second Tranche Closing Date. The closing of the
Second Tranche Investment shall occur two business days following the satisfaction or waiver of each of the conditions set forth in Section 5 and
Section 6 hereof (the "Second Tranche Closing Date").

                           (ii) Third Tranche Closing Date. The closing of the
Third Tranche Investment shall occur two business days following the satisfaction or waiver of each of the conditions set forth in Section 7 and
Section 8 hereof (the "Third Tranche Closing Date"). For purposes of this Agreement, each of the Second Tranche Closing Date and the Third Tranche Closing Date may be referred to separately as the "Closing Date," or collectively as the "Closing Dates."

                  (c) Price Per Share Calculation.

                           (i) Second Tranche Price Per Share.

                                    (A) The Price Per Share, subject to
adjustment, for the Second Tranche Investment shall be the lesser of (1) ninety percent (90%) of the closing sale price per share of Common Stock quoted on the American Stock Exchange (the "AMEX") on the date hereof, (2) the trailing average of the closing sale price per share of Common Stock quoted on the AMEX for the thirty (30) business days immediately preceding the Second Tranche Closing Date, and (3) the average price per share paid in connection with any private placement offering of the Common Stock in the period between the date hereof and the Second Tranche Closing Date (the "Second Tranche Price Per Share").

                                    (B) Adjustment. If, within forty-five (45)
days following the Second Tranche Closing Date, the Company shall issue shares of Common Stock pursuant to a public offering or a private placement and the issuance price per share of such Common Stock is less than the Second Tranche Price Per Share, then the number of Shares issued to Investor hereunder shall be adjusted and additional Shares shall be issued so that the aggregate number of Shares issued to Investor with respect to the Second Tranche Investment shall be equal to the dollar amount of the Second Tranche Investment divided by the lowest price per share paid by any other investor in the public offering or private placement (rounded up or down, as applicable, to the nearest whole Share) during such 45-day period. The Company shall, within five (5) business days after the occurrence of any event requiring such adjustment, notify Investor of the adjustment and cause such additional Shares to be issued to Investor.

                           (ii) Third Tranche Price Per Share.

                                    (A) The Price Per Share, subject to
adjustment, for the Third Tranche Investment shall be the lesser of (1) ninety percent (90%) of the closing sale price per share of Common Stock quoted on the AMEX on the date hereof, (2) the trailing average of the closing sale price per share of Common Stock quoted on the AMEX for the thirty (30) business days immediately preceding the Third Tranche Closing Date, and (3) the average price per share paid in connection with any private placement offering of the Common Stock between the date hereof and the Third Tranche Closing Date (the "Third Tranche Price Per Share").

                                    (B) Adjustment. If, at any time prior to the
Third Tranche Closing Date, events affecting the capital markets cause the trading price per share of the Common Stock to drop 25% or more below either the First Tranche Price Per Share or the Second Tranche Price Per Share, then, prior to the Third Tranche Closing Date, the parties hereto shall agree upon an equitable adjustment in the parameters used to determine the Third Tranche Price Per Share (by way of example and without limitation, a market price discount factor) to reflect the perceived higher market risk.

                  (d) Form of Payment. Upon each Closing Date, (i) Investor shall pay the Purchase Price for the Shares to be issued and sold to it at that Closing by wire transfer of immediately available funds to the Company, in accordance with the Company's written wiring instructions, against delivery of duly executed certificates representing the number of Shares which Investor is purchasing, and (ii) the Company shall deliver such certificates duly executed on behalf of the Company to Investor or, if so designated by Investor, in the name of a nominee designated by Investor, against delivery of the Second Tranche Investment or Third Tranche Investment, as the case may be.

         2. REPRESENTATIONS AND WARRANTIES OF INVESTOR. Investor represents and warrants to the Company that:

                  (a) Investment Purpose. Investor is purchasing the Shares for its own account for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

                  (b) Accredited Investor Status. Investor is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                  (c) Reliance on Exemptions. Investor understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws, and that the Company is relying upon the truth and accuracy of, and Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the availability of such exemptions and the eligibility of Investor to acquire the Shares.

                  (d) Information. Investor and its advisors have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Common Stock which have been requested by Investor or its advisors. Investor and its advisors have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by Investor or any of its advisors or representatives shall modify, amend or affect Investor's right to rely on the Company's representations and warranties contained in Section 3 hereof. Investor understands that its investment in the Shares involves a significant degree of risk.

                  (e) Governmental Review. Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

                  (f) Transfer or Resale. Investor understands that:

                           (i) except as provided in the Registration Rights
Agreement, the Shares have not been and are not being registered under the Securities Act or any applicable state securities laws, and may not be transferred unless (a) subsequently included in an effective registration statement thereunder, (b) Investor shall have delivered to the Company an opinion of counsel (which opinion shall be reasonably acceptable to the Company) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) sold or transferred to an "affiliate" (as defined in Rule 144, promulgated under the Securities Act (or a successor rule) ("Rule 144")), or (d) sold pursuant to Rule 144;

                           (ii) any sale of such Shares made in reliance on Rule
144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

                           (iii) neither the Company nor any other person is
under any obligation to register such Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

                  (g) Legends. Investor understands that until such time as the Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement, the Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Shares):

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, hypothecated, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to Probex Corp., that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act. Notwithstanding the foregoing, this security may be pledged in connection with a bona fide margin account."

         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Shares upon which it is stamped, if, unless otherwise required by applicable state securities laws, (i) such Shares are registered for sale under an effective registration statement filed under the Securities Act and disposed of in a bona fide sale, (ii) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that a public sale or transfer of such Shares may be made without registration under the Securities Act and such sale or transfer is effected, or
(iii) such holder provides the Company with reasonable assurances that such Shares can be sold pursuant to Rule 144 under the Securities Act (or a successor rule thereto) without any restriction as to the number of Shares acquired as of a particular date that can then be immediately sold. Investor agrees to sell all Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any (including any amendment to any of the foregoing).

                  (h) Authorization; Enforcement. This Agreement, the Registration Rights Agreement and the Additional Right to Purchase Agreement have been duly and validly authorized, executed and delivered on behalf of Investor and are valid and binding agreements of Investor, enforceable in accordance with their terms.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as (1) otherwise described in the Company's Schedule 14A, Form 10-SB, current reports on Form 8-K and regular reports on Form 10-QSB and Form 10-KSB as filed (including any amendment(s) to any of the foregoing) by the Company with the SEC (the "SEC Documents"), (2) otherwise described in any of the Company's press releases since December 31, 1999 (including the documents incorporated by reference therein, the "Company Information"), or (3) disclosed in the disclosure schedule to this Agreement (the "Disclosure Schedule"), attached hereto as Exhibit C, which qualifies the following representations and warranties in their entirety and which shall be updated and delivered to Investor at least ten (10) business days prior to any Closing Date, the Company hereby represents and warrants to and covenants with Investor, as follows:

                  (a) Organization and Qualification. The Company and each Subsidiary (as defined below), is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as described in the SEC Documents as and where now owned, leased, used, operated and conducted. The Company does not have an equity investment in any other person other than the Subsidiaries listed in Schedule 3(a) of the Disclosure Schedule. The Company and each Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or any Subsidiary, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. "Subsidiary" (or collectively, "Subsidiaries") means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

                  (b) Authorization; Enforcement. (i) The Company has all requisite corporate power to enter into and perform this Agreement, the Registration Rights Agreement and the Additional Right to Purchase Agreement, and to consummate the transactions contemplated hereby and thereby and to issue the Shares in accordance with the terms hereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement and the Additional

Right to Purchase Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Company's Board of Directors, and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required, (iii) this Agreement, the Registration Rights Agreement and the Additional Right to Purchase Agreement have been duly executed and delivered, and each such document is a legal, valid and binding obligation of the Company enforceable against the Company, in accordance with their terms.

                  (c) Capitalization. As of January 12, 2001, the authorized capital stock of the Company consists of:

                           (i) One Hundred Million (100,000,000) shares of
Common Stock, of which twenty six million two hundred twenty six thousand five hundred thirty four (26,226,534) shares were outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable.

                           (ii) Ten Million (10,000,000) shares of Preferred
Stock, $.001 par value (the "Preferred Stock"), of which five hundred fifty thousand (550,000) shares have been designated as Series A 10% Cumulative Convertible Preferred Stock, and five hundred thirty five thousand (535,000) of which are outstanding and are duly authorized, validly issued, fully paid and nonassessable.

                           (iii) Since January 12, 2001, there has been (x) no
material increase in the number of shares of Common Stock outstanding (except for shares issued upon exercise of options and warrants to purchase shares of Common Stock outstanding on the date hereof), and (y) no issuance of shares of Preferred Stock of the Company. Schedule 3(c)(iii) of the Disclosure Schedule discloses all outstanding options or warrants for the purchase of, or other rights to purchase or subscribe for, or securities convertible into or exchangeable for, or otherwise entitling the holder to acquire, Common Stock or other capital stock of the Company, or any contracts or commitments to issue or sell Common Stock or other capital stock of the Company or any such options, warrants, rights or other securities; and from the date hereof until each Closing Date, as appropriate, there has been no material change in the amount or terms of any of the foregoing except for (i) the grant of options to purchase shares of Common Stock pursuant to the Company's stock option plans in effect on the date of this Agreement or as such stock option plans are contemplated to be amended as of the date of this Agreement, (ii) the conversion of convertible securities outstanding on the date hereof, and (iii) the issuance of any shares of Common Stock or securities convertible into shares of Common Stock for which the Investor has received any applicable adjustment in accordance with Section 1(c)(i)(B) above.

                           (iv) The Company has duly reserved from its
authorized and unissued shares of Common Stock the full number of shares required for (a) all options, warrants, convertible securities, exchangeable securities, and other rights to acquire shares of Common Stock which are outstanding, and (b) all shares of Common Stock and options and other rights to acquire shares of Common Stock which may be issued or granted under the stock option and similar plans which have been adopted by the Company or any Subsidiary. Each outstanding class or series of securities for which any antidilution adjustment will occur is identified on Schedule 3(c)(iv) of the Disclosure Schedule attached hereto, together with the amount of such antidilution adjustment for each such class or series. The outstanding shares of Common Stock and outstanding options, warrants and other securities entitling the holders to purchase or otherwise acquire Common Stock have been duly authorized and validly issued. None of the outstanding shares of Common Stock or options, warrants and other such securities has been issued in violation of the preemptive rights of any securityholder of the Company. The offers and sales of the outstanding shares of Common Stock and options, warrants and other rights to acquire Common Stock were at all relevant times either registered under the Securities Act and applicable state securities laws or exempt from such requirements. Except as set forth on Schedule 3(c)(iv), there are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party. Except as set forth on Schedule 3(c)(iv), no holder of any of the Company's securities has any rights, "demand," "piggy-back" or otherwise, to have such securities registered by reason of the Company's intention to file, filing or effectiveness of the registration statement on Form SB-2, Form S-1 or Form S-3, if applicable, registering the Shares for resale (the "Registration Statement").

                           (v) The Company is furnishing to Investor true and
correct copies of the Company's Certificate of Incorporation, as in effect on the date hereof ("Certificate of Incorporation"), the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the forms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto.

                  (d) Intentionally Omitted

                  (e) Issuance of the Shares. The Shares to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens and encumbrances, and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive or similar rights of any stockholder of the Company or any other person to acquire any of the Shares. The Common Stock is listed for trading on the AMEX and (1) the Company and the Common Stock meet the criteria for continued listing and trading on the AMEX; (2) the Company has not been notified since January 1, 1996 by either the National Association of Securities Dealers, Inc. (the "NASD") or the AMEX, of any failure or potential failure to meet the criteria for continued listing and trading on the AMEX; (3) no suspension of trading in the Common Stock is in effect; and (4) the Company does not reasonably anticipate that the Common Stock will be delisted by the AMEX in the foreseeable future. The Company knows of no reason that the Common Stock will not be eligible for continued listing on the AMEX. The Shares to be issued pursuant to this Agreement shall have been approved for listing on the AMEX (or any other exchange or quotation system on which the Common Stock of the Company is then listed) promptly after issuance.

                  (f) No Conflicts. Except as set forth in Schedule 3(f) of the Disclosure Schedule, the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Additional Right to Purchase Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or the By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any Subsidiary is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of its certificate of incorporation, by-laws or other organizational documents and neither the Company nor any Subsidiary is in default, and no event has occurred which with notice or lapse of time or both could put the Company or any Subsidiary in default, under, and neither the Company nor any Subsidiary has taken any action or failed to take an action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture instrument to which the Company or any Subsidiary is a party or by which any property or assets of the Company or any Subsidiary is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement or the Additional Right to Purchase Agreement in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and each Subsidiary are unaware of any facts or circumstances which might give rise to any of the foregoing.

                  (g) SEC Documents; Financial Statements.

                           (i) The Company has timely filed all reports,
schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any other material reports or documents required to be filed with the SEC. The Company has delivered to Investor, true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (ii) As of their respective dates, the financial
statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except (1) as may be otherwise indicated in such financial statements or the notes thereto, or (2) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries, as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The unaudited pro forma combined financial statements filed with the SEC comply in all material respects with the requirements of Article 11 of Regulation S-X under the Securities Act.

                  (h) Undisclosed Liabilities. Except as set forth in the financial statements of the Company included in the SEC Documents and Schedule 3(h) of the Disclosure Schedule, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of the most recent financial statements of the Company included in the SEC Documents, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

                  (i) Absence of Certain Changes. Since the date of the most recent financial statements of the Company included in the SEC Documents, and except as referenced in Schedule 3(h) above, there has not been, respecting the Company or any Subsidiary:

                           (i) any change in the assets, liabilities, financial
condition or operating results of the Company from that reflected in the financial statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

                           (ii) any damage, destruction or loss, whether or not
covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                           (iii) any waiver by the Company of a valuable right
or of a material debt owed to it;

                           (iv) any satisfaction or discharge of any lien, claim
or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                           (v) any material change or amendment to a material
contract or arrangement by which the Company or any of its assets or properties is bound or subject;

                           (vi) any material change in any compensation
arrangement or agreement with any employee;

                           (vii) any sale, assignment or transfer of any
material patents, trademarks, copyrights, trade secrets or other intangible assets;

                           (viii) any resignation or termination of employment
of any key officer of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

                           (ix) receipt of notice that there has been a loss of,
or material order cancellation by, any major customer of the Company;

                           (x) any mortgage, pledge, transfer of a security
interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable; or

                           (xi) to the best of the Company's knowledge, any
other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted).

                  (j) Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body or governmental agency pending or threatened against the Company or any Subsidiary, in any such case wherein an unfavorable decision, ruling or finding is reasonably likely and would reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3(j) of the Disclosure Schedule, the Company does not have pending before the SEC, any request for confidential treatment of information and to the best of the Company's knowledge, no such request will be made by the Company prior to the time the Registration Statement relating to the Shares, which is contemplated by Section 2 of the Registration Rights Agreement, is first ordered effective by the SEC and there is not pending or contemplated, and there has been no investigation by the SEC involving the Company, any Subsidiary, or any current or former director or officer of the Company or any Subsidiary. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

                  (k) Suppliers and Customers.

                           (i) Each of the Company and each Subsidiary has
adequate sources of supply for its business as currently conducted and as proposed to be conducted. Each has good relationships with all of its material sources of supply of goods and services and each does not anticipate any material problem with any such material sources of supply.

                           (ii) Neither the Company nor any Subsidiary has any
knowledge that the customer base of the Company and/or any Subsidiary might materially decrease.

                  (l) Intellectual Property.

                           (i) Except as set forth on Schedule 3(l)(i) of the
Disclosure Schedule, the Company and each Subsidiary has ownership or license or legal right to use all patent, copyright, trade secret, trademark, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company and each Subsidiary and material to the Company and each Subsidiary (collectively, "Intellectual Property") other than Intellectual Property generally available on commercial terms from other sources. Except as set forth on Schedule 3(l)(i), all of such patents, trademarks and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such jurisdictions.

                           (ii) All material licenses or other material
agreements under which (x) the Company and each Subsidiary is granted rights in Intellectual Property, other than Intellectual Property generally available on commercial terms from other sources, and (y) the Company has granted rights to others in Intellectual Property owned or licensed by the Company, are in full force and effect and there is no material default by the Company and each Subsidiary thereto.

                           (iii) The Company and each Subsidiary believes it has
taken all steps required in accordance with sound business practice and business judgment to establish and preserve its ownership of all material copyright, trade secret and other proprietary rights with respect to its products and technology.

                           (iv) The present business, activities and products of
the Company and each Subsidiary do not infringe any intellectual property of any other person, except where such infringement would not have a Material Adverse Effect. Except as described in the SEC Documents, no proceeding charging the Company or any Subsidiary with infringement of any adversely held Intellectual Property has been filed. There exists no unexpired patent or patent application which includes claims that would be infringed by or otherwise have a Material Adverse Effect. Neither the Company nor any Subsidiary is making unauthorized use of any confidential information or trade secrets of any person. Neither the Company nor any of its employees have any agreements or arrangements with any persons other than the Company related to confidential information or trade secrets of such persons or restricting any such employee's engagement in business activities of any nature. The activities of the Company or any of its employees on behalf of the Company do not violate any such agreements or arrangements known to the Company which any such employees have with other persons, if any.

                           (v) No proceedings have been instituted or are
pending which challenge the rights of the Company with respect to the Company's right to the use of the Intellectual Property. Further, no proceedings have been instituted or are pending which challenge the rights of any Subsidiary of the Company with respect to such Subsidiary's right to the use of the Intellectual Property. The Company and each Subsidiary have the right to use, free and clear of material claims or rights of other persons, all of their respective customer lists, designs, computer software, systems, data compilations, and other information that are required for its products or its business as presently conducted.

                  (m) No Materially Adverse Contracts. To the knowledge of the Company, neither the Company nor any Subsidiary is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers, has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any Subsidiary is a party to any contract or agreement which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect.

                  (n) Tax Status. The Company and each Subsidiary has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each Subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or any Subsidiary know of no basis for any such claim.

                  (o) Certain Transactions. Except as set forth in the SEC Documents and except for arm's length transactions pursuant to which the Company or any Subsidiary makes payments in the ordinary course of business upon terms no less favorable than the Company or any Subsidiary could obtain from third parties and other than the grant of stock options disclosed in the SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  (p) Disclosure. No representation or warranty contained in this Agreement, and no statement contained in the SEC Documents, Company Information or in any certificate, list or other writing furnished to Investor pursuant to any provision of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any Subsidiary or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purposes that the Company's reports filed under the Exchange Act are being incorporated into an effective registration statement filed by the Company under the Securities Act).

                  (q) Acknowledgment Regarding Investor's Purchase of the Shares. The Company acknowledges and agrees that Investor is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement, and the transactions contemplated hereby and any advice given by Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to Investor's purchase of the Shares. The Company further represents to Investor that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

                  (r) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Shares to Investor. The issuance of the Shares to Investor will not require stockholder approval under the rules of the AMEX nor will the Shares be integrated with any other issuance of the Company's securities (past, current or future) which requires stockholder approval under the rules of the AMEX.

                  (s) No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with persons whose commissions and fees will be paid for by the Company.

                  (t) Permits; Compliance. The Company and each Subsidiary is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any Subsidiary is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since the date of the most recent financial statements of the Company included in the SEC Documents, neither the Company nor any Subsidiary has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

                  (u) Environmental Matters.

                           (i) Except as set forth in the SEC Documents or
Schedule 3(u)(i) of the Disclosure Schedule, there are, with respect to the Company or any Subsidiary or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws, and neither the Company nor any Subsidiary has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company's knowledge, threatened in connection with any of the foregoing. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

                           (ii) Other than those that are or were stored, used
or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any Subsidiary, including without limitation, the Wellsville Project site, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any Subsidiary during the period the property was owned, leased or used by the Company or any Subsidiary, except in the normal course of the Company's or any Subsidiary's business.

                           (iii) Except as set forth in the SEC Documents or
Schedule 3(u)(i) of the Disclosure Schedule, there are no underground storage tanks on or under any real property owned, leased or used by the Company or any Subsidiary, including without limitation, the Wellsville Project site, that are not in compliance with applicable law.

                  (v) Title to Property. Except as set forth in Schedule 3(h) of the Disclosure Schedule, the Company and each Subsidiary have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has received notice of any material violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties.

                  (w) Insurance. The Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                  (x) Internal Accounting Controls. The Company and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (y) Labor Relations. No material labor problem exists or is imminent with respect to any of the employees of the Company or any Subsidiary. Neither the Company nor any Subsidiary has any knowledge as to any intentions of any key employee to leave the employ of the Company or any Subsidiary.

                  (z) Foreign Corrupt Practices. Neither the Company, nor any Subsidiary, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his or her actions for, or on behalf of, the Company or any Subsidiary, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                  (aa) Benefit Plans. Each Benefit Plan (as defined below) which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), has either received a determination letter from the Internal Revenue Service to the effect that such Plan (as defined below) is so qualified or is a standardized prototype plan which relies on an opinion letter issued to the sponsor of such prototype. No Benefit Plan (i) is a "defined benefit plan" within the meaning of Section 414(j) of the Code, (ii) is a multiemployer plan within the meaning of Section 3(37) of ERISA, or (iii) provided health benefit or life insurance coverage beyond the termination of an employee's employment, except as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code. For purposes hereof: "Benefit Plan" means each Plan pursuant to which the Company or any Subsidiary maintains, contributes to, or has any liability in respect of current or former employees, agents, directors, or independent contractors or any beneficiaries or dependents of any such current or former employees agents, directors, or independent contractors; "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder; and "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, but not limited to, any "employee benefit plan" within the meaning of
Section 3(3) of ERISA.

                  (bb) No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law take, any action designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                  (cc) Accountants. The accountants who expressed their opinion with respect to the SEC Documents are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

                  (dd) Contracts. The contracts described in the SEC Documents or incorporated by reference therein, which have not expired per their terms, are in full force and effect on the date hereof, and neither the Company nor, to the Company's knowledge, any other party to such contracts is in breach of or default under any of such contracts which would have a Material Adverse Effect.

                  (ee) Solvency. The Company (both before and after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have, nor does it intend to take any action that would impair, its ability to pay its debts from time to time incurred in connection therewith as such debts mature. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

                  (ff) Investment Company. The Company is not, and after giving effect to the offer and sale of the Shares and the application of the proceeds thereof will not be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

                  (gg) Proprietary Information and Inventions Agreements. Each officer, technical and engineering employee and each consultant of the Company has executed a Confidentiality and Invention Assignment Agreement. The Company is not aware that any of the Company's employees, officers or consultants are in violation of the terms thereof.

         4. COVENANTS OF THE COMPANY AND INVESTOR.

                  (a) Commercially Reasonable Efforts. The parties shall use their commercially reasonable efforts to satisfy timely, applicable conditions to closing described in Sections 5, 6, 7 and 8 hereof.

                  (b) Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to each issuance of Shares as required under Regulation D and to provide a copy thereof to Investor promptly after such filing. The Company shall, on or before each Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Shares for sale to Investor at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification).

                  (c) Reporting Status. The Common Stock is registered under
Section 12(b) of the Exchange Act. So long as Investor or any of its affiliates beneficially owns any of the Shares, and until such Shares may be sold under Rule 144(k), the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act, even if the Exchange Act or the rules and regulations thereunder would permit such termination.

                  (d) Use of Proceeds. The Company will use the proceeds realized from the sale of the Shares to fund acquisitions, future development opportunities and for working capital purposes. None of such proceeds will be used, directly or indirectly to make any loan to or investment in any other person.

                  (e) Financial Information. The Company agrees to send the following reports to Investor, to the attention of the Chief Operating Officer:
(i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K or Form 10-KSB, its Quarterly Reports on Form 10-Q or Form 10-QSB and any Current Reports on Form 8-K; (ii) within one (1) day after release, copies of all press releases issued by the Company or any Subsidiary; and (iii) contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to its stockholders.

                  (f) Listing of the Shares. The Company shall promptly secure the listing of the Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Shares. The Company will obtain and maintain the listing and trading of its Common Stock on the AMEX and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and such exchanges, as applicable. The Company shall promptly provide to Investor copies of any notices it receives from the AMEX or NASD and any other exchanges or quotation systems on which the Common Stock is then listed or quoted regarding the continued eligibility of the Common Stock for listing or quotation on such exchanges and quotation systems.

                  (g) Corporate Existence. So long as Investor or any of its affiliates beneficially owns any Shares, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith, and
(ii) is a publicly traded corporation whose Common Stock is listed for trading on the Nasdaq National Market, Nasdaq SmallCap, the New York Stock Exchange or the AMEX.

                  (h) Business. The Company shall continue in the core lines of business contemplated in the Company's SEC Documents until two (2) years from the Closing Date last in time.

         5. CONDITIONS TO THE COMPANY'S OBLIGATION AT CLOSING - SECOND TRANCHE INVESTMENT. The obligation of the Company hereunder to issue and sell the Shares to Investor and to take the other actions required to be taken by the Company with respect to the Second Tranche Investment, is subject to the satisfaction on or before the Second Tranche Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                  (a) Payment of Purchase Price. Investor shall have delivered the Second Tranche Investment in accordance with Sections 1(a) and 1(d) hereof.

                  (b) Execution of Strategic Alliance Agreement. The Company and Bechtel shall have executed, and Bechtel shall have delivered, a strategic alliance agreement setting forth the principal terms whereby Bechtel will provide engineering, procurement and construction services with respect to the Wellsville Project and other mutually agreed upon development sites (the "Strategic Alliance Agreement").

                  (c) Accuracy of Representations. All of Investor's representations and warranties set forth herein (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Second Tranche Closing Date, as if made on such date.

                  (d) Investor's Performance.

                           (i) All of the covenants and obligations that
Investor is required to perform or to comply with pursuant to this Agreement at or prior to the Second Tranche Closing Date (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                           (ii) Investor must have delivered each of the
documents required to be delivered by Investor pursuant this Agreement.

                  (e) No Litigation. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

         6. CONDITIONS TO INVESTOR'S OBLIGATION AT CLOSING - SECOND TRANCHE INVESTMENT. The obligation of Investor hereunder to purchase the Shares and to take the other actions required to be taken by Investor with respect to the Second Tranche Investment, is subject to the satisfaction on or before the Second Tranche Closing Date, of each of the following conditions, provided that these conditions are for Investor's sole benefit and may be waived by Investor at any time in its sole discretion:

                  (a) Delivery of Strategic Alliance Agreement. The Company and Bechtel shall have executed, and the Company shall have delivered, the Strategic Alliance Agreement.

                  (b) Delivery of Common Stock Certificates. The Company shall have delivered to Investor duly executed certificate(s) (in such denominations as Investor shall reasonably request) representing the Shares to be issued in accordance with Section 1 hereof.

                  (c) Delivery of Compliance Certificate. The Company shall have delivered to Investor as of the Second Tranche Closing Date, a certificate signed on its behalf by its Chief Executive Officer, Chief Financial Officer or other authorized person, stating that there has been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company not previously disclosed to the Investor in writing.

                  (d) Accuracy of Representations. All of the Company's representations and warranties set forth herein (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Second Tranche Closing Date, as if made on such date.

                  (e) The Company's Performance.

                           (i) All of the covenants and obligations that the
Company is required to perform or to comply with pursuant to this Agreement on or prior to the Second Tranche Closing Date (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                           (ii) Each document required to be delivered by the
Company pursuant to this Agreement must have been delivered, and each of the other covenants and obligations contained herein and therein must have been performed and complied with by the Company in all material respects.

                  (f) No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against Investor, or against any person affiliated with Investor, any proceeding (i) involving any challenge to, or seeking damages or other relief in connection with, any of the contemplated transactions, or (ii) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the contemplated transactions.

                  (g) No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been made or threatened by any person any claim asserting that such person (i) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company or any Subsidiary other than as set forth in Schedule 3(c)(iii), or (ii) is entitled to all or any portion of the Purchase Price payable for the Shares .

                  (h) No Prohibition. Neither the consummation nor the performance of any of the contemplated transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Investor or any person affiliated with Investor to suffer any material adverse consequence under, (i) any applicable legal requirement or order, or (ii) any legal requirement or order that has been published, introduced, or otherwise proposed by or before any governmental body.

                  (i) No Litigation. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  (j) Common Stock Trading. Trading in the Common Stock on the AMEX shall not have been suspended by the SEC or the AMEX.

                  (k) Opinion of Counsel. Investor shall have received an opinion of the Company's counsel, dated as of the Second Tranche Closing Date, in form and substance reasonably satisfactory to Investor.

                  (l) Blue Sky Law Filings. The Company shall have delivered evidence of the qualification of the Shares under applicable state securities or "blue sky" laws of the United States.

                  (m) Certificate of the Company's Transfer Agent. The Company shall have delivered a certificate of the transfer agent of the Company which sets forth the number of outstanding securities of the Company as of a date not more than two business days prior to the Second Tranche Closing Date.

                  (n) Other Documents. Investor shall have received such other documents and certificates, in form and substance reasonably satisfactory to Investor and its counsel, relating to matters incident to the transactions contemplated hereby as Investor may reasonably request.

         7. CONDITIONS TO COMPANY'S OBLIGATION AT CLOSING - THIRD TRANCHE INVESTMENT. The obligation of the Company hereunder to issue and sell the Shares to Investor and to take the other actions required to be taken by the Company with respect to the Third Tranche Investment, is subject to the satisfaction on or before the Third Tranche Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                  (a) Payment of Purchase Price. Investor shall have delivered the Third Tranche Investment in accordance with Sections 1(a) and 1(d) hereof.

                  (b) Execution of EPC Agreement. The Company and Bechtel shall have executed, and Bechtel shall have delivered, a definitive agreement setting forth the terms by which Bechtel will perform engineering, procurement and construction services with respect to the Wellsville Project site or an alternate site that may be selected for the initial project (the "EPC Agreement").

                  (c) Accuracy of Representations. All of Investor's representations and warranties set forth herein (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Third Tranche Closing Date, as if made on such date.

                  (d) Investor's Performance.

                           (i) All of the covenants and obligations that
Investor is required to perform or to comply with pursuant to this Agreement at or prior to the Third Tranche Closing Date (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                           (ii) Investor must have delivered each of the
documents required to be delivered by Investor pursuant this Agreement.

                  (e) No Litigation. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

         8. CONDITIONS TO INVESTOR'S OBLIGATION AT CLOSING - THIRD TRANCHE INVESTMENT. The obligation of Investor hereunder to purchase the Shares and to take the other actions required to be taken by Investor with respect to the Third Tranche

Investment, is subject to the satisfaction on or before the Third Tranche Closing Date, of each of the following conditions, provided that these conditions are for Investor's sole benefit and may be waived by Investor at any time in its sole discretion:

                  (a) Execution of EPC Agreement. The Company and Bechtel shall have executed, and the Company shall have delivered, the EPC Agreement.

                  (b) Delivery of Common Stock Certificates. The Company shall have delivered to Investor duly executed certificate(s) (in such denominations as Investor shall reasonably request) representing the Shares to be issued in accordance with Section 1 hereof.

                  (c) Delivery of Compliance Certificate. The Company shall have delivered to Investor as of the Third Tranche Closing Date, a certificate signed on its behalf by its Chief Executive Officer, Chief Financial Officer or other authorized person, stating that there has been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company not previously disclosed to the Investor in writing.

                  (d) Satisfaction with Terms and Conditions of Wellsville Project Debt. A copy of all loan documentation relating to a commercial loan transaction to be consummated for purposes of financing the development and construction of the Wellsville Project site or an alternate site that may be selected for the initial project, shall have been delivered to Investor. The terms and conditions of such loan shall be deemed to be acceptable to Investor.

                  (e) Accuracy of Representations. All of the Company's representations and warranties set forth herein (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Third Tranche Closing Date, as if made on such date.

                  (f) The Company's Performance.

                           (i) All of the covenants and obligations that the
Company is required to perform or to comply with pursuant to this Agreement on or before the Third Tranche Closing Date (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                           (ii) Each document required to be delivered by the
Company pursuant to this Agreement must have been delivered, and each of the other covenants and obligations contained herein and therein must have been performed and complied with by the Company in all material respects.

                  (g) No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against Investor, or against any person affiliated with Investor, any proceeding (i) involving any challenge to, or seeking damages or other relief in connection with, any of the contemplated transactions, or (ii) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the contemplated transactions.

                  (h) No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been made or threatened by any person any claim asserting that such person (i) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company or any Subsidiary other than as set forth in Schedule 3(c)(iii), or (ii) is entitled to all or any portion of the Purchase Price payable for the Shares.

                  (i) No Prohibition. Neither the consummation nor the performance of any of the contemplated transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Investor or any person affiliated with Investor to suffer any material adverse consequence under, (i) any applicable legal requirement or order, or (ii) any legal requirement or order that has been published, introduced, or otherwise proposed by or before any governmental body.

                  (j) No Litigation. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  (k) Common Stock Trading. Trading in the Common Stock on the AMEX shall not have been suspended by the SEC or the AMEX.

                  (l) Opinion of Counsel. Investor shall have received an opinion of the Company's counsel, dated as of the Third Tranche Closing Date, in form and substance reasonably satisfactory to Investor.

                  (m) Blue Sky Law Filings. The Company shall have delivered evidence of the qualification of the Shares under applicable state securities or "blue sky" laws of the United States.

                  (n) Certificate of the Company's Transfer Agent. The Company shall have delivered a certificate of the transfer agent of the Company which sets forth the number of outstanding securities of the Company as of a date not more than two business days prior to the Third Tranche Closing Date.

                  (o) Other Documents. Investor shall have received such other documents and certificates, in form and substance reasonably satisfactory to Investor and its counsel, relating to matters incident to the transactions contemplated hereby as Investor may reasonably request.

         9. FIRST TRANCHE ADJUSTMENT OBLIGATION OF THE COMPANY. The parties hereby agree and acknowledge that the Price Per Share of the First Tranche Investment was retroactively subject to the following adjustment: because the Company issued shares of Common Stock pursuant to a private placement between the First Tranche Closing Date and the Second Tranche Closing Date and the issuance price per share of such Common Stock was less than the First Tranche Price Per Share, the number of Shares issued to Investor pursuant to that certain Stock Purchase Agreement, dated as of October 12, 2000, by and between the parties, was adjusted and an additional 214,286 Shares shall be issued to Investor so that the aggregate number of Shares issued to Investor with respect to the First Tranche Investment shall be equal to the amount of the First Tranche Investment divided by the conversion price per share of Common Stock for which the securities purchased by the other investors in the private placement may be converted into Common Stock (rounded up or down, as applicable, to the nearest whole Share) during such period. The Company is in the process of causing such additional Shares to be issued to Investor.

         10. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION.

                  (a) Survival of Representations, Warranties and Covenants. The representations, warranties, covenants and agreements of the Company and Investor contained in this Agreement or in any document or certificate delivered pursuant hereto or thereto or in connection herewith shall survive the Closing Date last in time, and shall continue in effect until the Company's Form 10-K (or Form 10-KSB, if applicable) for the next full fiscal year following the fiscal year in which such Closing Date occurs, is filed with the SEC. All statements contained in any certificate or other document delivered by or on behalf of the Company pursuant hereto shall constitute representations and warranties by the Company hereunder.

                  (b) Indemnification. The Company agrees to indemnify and hold Investor harmless from and against, and will pay to Investor (including their affiliates and their respective officers, directors, agents, attorneys, employees and representatives) the full amount of any loss, damage, liability, penalties or expense (including amounts paid in settlement and reasonable attorneys' fees and expenses) to Investor resulting either directly or indirectly from any breach of the representations, warranties, covenants or agreements of the Company contained in this Agreement, in the Registration Rights Agreement, in the Additional Right to Purchase Agreement, or any other document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith.

                  (c) Claims for Indemnification; Defense of Indemnified Claims.

                           (i) For purposes of this Section 10, the party
entitled to indemnification shall be known as the "Indemnified Party" and the party required to indemnify shall be known as the "Indemnifying Party." In the event that the Indemnifying Party shall be obligated to the Indemnified Party pursuant to this Section 10 or in the event that a suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party shall give prompt written notice to the Indemnifying Party of the occurrence of such event, specifying the basis for such claim or demand, and the amount or estimated amount thereof to the extent then determinable (which estimate shall not be conclusive of the final amount of such claim or demand); provided, however, that the failure to give such notice shall not constitute a waiver of the right to indemnification hereunder unless the Indemnifying Party is actually prejudiced in a material respect thereby. The Indemnifying Party agrees to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding at the Indemnifying Party's own cost and expense with counsel of its own choice, who shall be, however, reasonably acceptable to the Indemnified Party. The Indemnifying Party may not make any compromise or settlement without the prior written consent of the Indemnified Party (which will not be unreasonably withheld or delayed) and the Indemnified Party shall receive a full and unconditional release reasonably satisfactory to it pursuant to such compromise or settlement. The Indemnified Party shall have the right but not the obligation to participate at its own expense in the defense thereof by counsel of its own choice. If requested by the Indemnifying Party, the Indemnified Party shall (at the Indemnifying Party's expense) (i) cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party defends, (ii) provide the Indemnifying Party with reasonable access during normal business hours to its books and records to the extent they relate to the condition or operation of the business and are requested by the Indemnifying Party to perform its indemnification obligations hereunder, and to make copies of such books and records, and (iii) make personnel available to assist in locating any books and records relating to the business or whose assistance, participation or testimony is reasonably required in anticipation of, preparation for or the prosecution and defense of, any claim subject to this Section 10. In the event that the Indemnifying Party fails timely to defend, contest or otherwise protect the Indemnified Party against any such suit, action, investigation, claim or proceeding, the Indemnified Party shall have the right to defend, contest or otherwise protect itself against the same and may make any reasonable compromise or settlement thereof and recover the entire cost thereof from the Indemnifying Party including without limitation, reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding, or compromise or settlement thereof.

         11. GENERAL PROVISIONS.

                  (a) Governing Law.

           This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States federal courts located in Dallas, Texas with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

                  (b) Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  (e) Specific Performance. The parties agree that irreparable damage will result in the event that this Agreement is not specifically enforced, and the parties agree that any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, the provisions hereof and the obligations of the parties hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which a party may have under this Agreement or otherwise.

                  (f) Entire Agreement; Amendments. This Agreement and the agreements, instruments, exhibits and schedules referenced herein, contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                  (g) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five (5) days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                  If to the Company:

                           Probex Corp.
                           One Galleria Tower
                           13355 Noel Road, Suite 1200
                           Dallas, Texas 75240
                           Attention: Chief Executive Officer
                           Facsimile: (972) 980-8545

                  With a copy to:

                           Jenkens & Gilchrist, A Professional Corporation 1445 Ross Ave., Suite 3200
                           Dallas, Texas 75202
                           Attention: Robert Dockery, Esq.
                           Facsimile: (214) 855-4300

                  If to Investor:

                           United Infrastructure Company, LLC
                           50 California Street, Suite 2200
                           San Francisco, California 94111
                           Attention: Chief Operating Officer
                           Facsimile: (415) 768-1714

                  With a copy to:

                           Bechtel Enterprises Holdings, Inc.
                           50 California Street, Suite 2200
                           San Francisco, California 94111
                           Attention: Chief Counsel
                           Facsimile: (415) 768-2233

         Each party shall provide notice to the other party of any change in address or facsimile number.

                  (h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor Investor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party. Notwithstanding the foregoing, subject to Section 2(f), Investor may assign its rights hereunder to any person that purchases Shares in a private transaction from Investor or to any of its "affiliates," as that term is defined under the Exchange Act, without the consent of the Company.

                  (i) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  (j) Publicity. The Investor shall have the right to review a reasonable period of time before issuance of any press releases, SEC, AMEX, or NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of Investor, to make any press release or SEC, AMEX, or NASD filings with respect to such transactions as is required by applicable law and regulations (although Investor shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

                  (k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  (l) Limited Recourse. Notwithstanding anything in this Agreement, the Registration Rights Agreement or any other document, agreement or instrument contemplated hereby or thereby to the contrary, the obligations of Investor hereunder and under the Registration Rights Agreement shall be without recourse to any partner, affiliate of Investor or their respective partners, or any other respective officers, directors, employees or agents and shall be limited to the assets of Investor.

                  (m) Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

                  (n) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the Company and Investor have caused this Agreement to be duly executed as of the date first above written.



                                         PROBEX CORP.,
                                         a Delaware corporation


                                         By:   /s/ JOHN N. BROBJORG
                                              -------------------------------
                                              John N. Brobjorg
                                              Corporate Controller


                                         UNITED INFRASTRUCTURE COMPANY, LLC,
                                         a Delaware limited liability company


                                         By:   /s/ NORA A. BLUM
                                              -------------------------------
                                              Nora A. Blum
                                              Authorized Person



                 [Schedules and Exhibits Intentionally Omitted]